UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________
Form 8-K
 _____________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2020
   _____________________
Air Transport Services Group, Inc.
(Exact name of registrant as specified in its charter)
  _____________________

DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)
145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)
(937) 382-5591
(Registrant's telephone number, including area code)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ATSG	NASDAQ Stock Market LLC

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 24, 2020, Air Transport Services Group, Inc. (the “Company”) announced that Joseph C. Hete, age 65, will transition from his role as the Company’s Chief Executive Officer. On February 19, 2020, Mr. Hete notified the Board of Directors of the Company (the “Board”) that he will retire from his position as the Chief Executive Officer of the Company, effective upon the adjournment of the next Annual Stockholders’ Meeting (the “Annual Meeting”) currently scheduled for May 7, 2020 (the “Transition Date”). At that time, Mr. Hete will also cease to serve as an executive, officer or employee of any subsidiary or affiliate of the Company. In connection with Mr. Hete’s transition, the Company has appointed Richard F. Corrado, the President of the Company, to serve as its President and Chief Executive Officer, effective as of the Transition Date.
Following his retirement as the Chief Executive Officer of the Company, Mr. Hete will continue to serve as a member of the Board, subject to his re-election at the Annual Meeting. As of the Transition Date, it is currently anticipated that Mr. Hete will assume the role of Chairman of the Board and Randy D. Rademacher, the current Chairman of the Board, will serve as the independent Lead Director of the Board, subject to his re-election at the Annual Meeting, Also, as of the Transition Date, Mr. Corrado will, subject to his election at the Annual Meeting, become a director of the Company and the size of the Board will increase to a total of eight members.
Mr. Corrado, age 60, has been the President of the Company since September 2019. Mr. Corrado previously served as the President of Cargo Aircraft Management Inc, a subsidiary of the Company, from April 2010 to January 2020, and as the President of Airborne Global Solutions, Inc., a subsidiary of the Company, from July 2010 to May 2019. Mr. Corrado served as the Company’s Chief Operating Officer from September 2017 to September 2019, and the Company’s Chief Commercial Officer from April 2010 to September 2017. Prior to joining the Company, Mr. Corrado was the President of Transform Consulting Group from July 2006 through March 2010 and the Chief Operating Officer of AFMS Logistics Management from February 2008 through March 2010. He was the Executive Vice President of Air Services and Business Development for DHL Express from September 2003 through June of 2006, and the Senior Vice President of Marketing for Airborne Express from August 2000 through August 2003.
Except as described above, there are no arrangements or understandings between Mr. Corrado and any other person pursuant to which Mr. Corrado will be appointed as President and Chief Executive Officer or as a director, and it is not currently anticipated that Mr. Corrado will serve on any of the standing committees of the Board. Mr. Corrado does not have any family relationships with any of the Company’s directors or other executive officers and is not party to any transactions listed in Item 404(a) of Regulation S-K.
Mr. Corrado currently participates in the Air Transport Services Group, Inc. Severance Pay Plan for Senior Management (the “Severance Plan”), which covers certain designated key employees of the Company and its subsidiaries. In connection with his promotion, Mr. Corrado’s severance period under the plan will be increased from 18 to 24 months, effective as of the Transition Date. Under the terms of the Severance Plan, if a participant in the Severance Plan (i) is terminated by the Company for any reason other than for “Cause” (as defined in the Severance Plan), death or disability, or (ii) resigns on account of “Good Reason” (as defined in the Severance Plan), he or she will receive the following severance benefits: (i) a continuation of annual base salary for the severance period; (ii) a pro rata annual incentive bonus for the fiscal year in which the participant’s termination occurs, which bonus will be paid at the same time that bonuses are paid under the applicable plan or policy; and (iii) a continuation of eligibility to participate during the applicable severance period in the Company's medical, dental, vision and prescription drug plans in which he or she was participating (including the participants and eligible dependents); provided that to receive such coverage, the participant pays the amount that he or she would have been required to pay if the participant were employed by the Company at such time.
The Company has entered into change-in-control agreements with certain of its executives, including Mr. Corrado. The purpose of the agreements is to assist the Company in retaining its senior executives and to better enable them to function effectively without distraction in the event that uncertainty as to the future control of the Company and/or a subsidiary should arise as the result of a merger or other acquisition proposal by a third party. The agreements provide that, in the event of a change in control of the Company or the subsidiary that employs the executive, the executive will have the right to remain employed, at not less than his respective rate of compensation in effect as of the date of the change in control, for at least four years thereafter. The change-in-control agreements generally provide that, if an executive is terminated without “cause” (defined as willful and continued failure to perform duties after demand from the Board, or willful or gross misconduct) within four years after a change in control, the Company must pay the executive, in addition to all accrued compensation, an amount that is equivalent to a specified period of salary and bonus. In connection with his promotion, Mr. Corrado will be entitled to the equivalent to three years’ salary and bonus in the event that he is terminated without “Cause” or resigns for “Good Reason” within four years after a change in control.
Mr. Corrado currently participates in the Company’s Short-Term Incentive Compensation Plan for its key executives and the Company’s 2015 Long-Term Incentive Plan (the “2015 Plan”). The Board’s Compensation Committee has not yet determined the extent to which Mr. Corrado’s promotion to Chief Executive Officer will result in a change in his level of participation in these plans. If re-elected to the Board at the Annual Meeting, Mr. Hete will be eligible to participate with all other non-employee directors in the receipt of annual restricted stock grants under the 2015 Plan and to receive the fees paid to the non-employee directors.
A copy of the Company’s related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release issued by Air Transport Services Group, Inc. on February 24, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/S/ W. JOSEPH PAYNE
W. Joseph Payne
Chief Legal Officer & Secretary

Date:	February 24, 2020